                                                             EXHIBIT - (g)(viii)

                                  SCHEDULE "A"
                                       TO
                               CUSTODIAN AGREEMENT
                                     BETWEEN
                              SCHWAB CAPITAL TRUST
                                       and
                          BROWN BROTHERS HARRIMAN & CO.

                            (Effective July 1, 2003)

Effective July 1, 2003, the following is a list of Funds for which the Custodian shall serve under the Agreement:

                            COMMUNICATIONS FOCUS FUND
                          FINANCIAL SERVICES FOCUS FUND
                             HEALTH CARE FOCUS FUND
                         SCHWAB INTERNATIONAL INDEX FUND
                       SCHWAB MARKETTRACK ALL EQUITY FUND
                        SCHWAB MARKETTRACK BALANCED FUND
                      SCHWAB MARKETTRACK CONSERVATIVE FUND
                         SCHWAB MARKETTRACK GROWTH FUND
                          SCHWAB SMALL-CAP EQUITY FUND
                           SCHWAB SMALL CAP INDEX FUND
                              TECHNOLOGY FOCUS FUND

IN WITNESS WHEREOF, each of the parties hereto has caused this Schedule to be executed in its name and on behalf of each such Fund.

SCHWAB CAPITAL TRUST                         BROWN BROTHERS HARRIMAN & CO.

By: /s:/Tai-Chin Tung                        By: /s:/Stokley P. Towles, Partner
Name:  Tai-Chin Tung                         Name: Stokley P. Towles, Partner
Title: Treasurer & Principal                 Title: Brown Brothers Harriman
       Financial Officer                     Date:  June 30, 2003
Date:  June 24, 2003